EXHIBIT 99.1

      American River Bankshares Announces Strong Third Quarter Profits and
                             Improved Asset Quality

Sacramento, CA, October 16, 2008 - American River Bankshares (NASDAQ-GS: AMRB) today reported diluted earnings per share for the third quarter of 2008 of $0.35, compared to the $0.36 recorded in the second quarter of 2008 and the $0.37 reported in the third quarter of 2007. Net income for the third quarter of 2008 decreased $50,000 (2.5%) to $1,931,000 from $1,981,000 for the second quarter of 2008 and decreased $221,000 (10.3%) from the third quarter of 2007. Diluted earnings per share for the nine months ended September 30, 2008 was $1.03 compared to $1.08 for the nine months ended September 30, 2007. Net income decreased $591,000 (9.3%) to $5,745,000 for the nine months ended September 30, 2008 from $6,336,000 for the nine months ended September 30, 2007.

"We are proud of our strong profits, high level of capital and significant reduction in non-performing assets," said David Taber, President and CEO of American River Bankshares. "We continue to diligently manage our non-performing loans, which decreased to 1.97% of total loans in the third quarter from 3.49% in the second quarter."

Net Interest Margin
Net interest margin as a percentage was 5.14% for the third quarter of 2008 compared to 4.99% for the second quarter of 2008 and 5.17% for the third quarter of 2007. Net interest income for the third quarter of 2008 increased $347,000 (5.4%) to $6,742,000 from $6,395,000 for the second quarter of 2008 and increased $62,000 (0.9%) from the third quarter of 2007. Interest income for the third quarter of 2008 increased $352,000 (4.3%) to $8,604,000 from $8,252,000 for the second quarter of 2008 but decreased $850,000 (9.0%) from $9,454,000 for the third quarter of 2007. Net interest margin for the nine months ended September 30, 2008 was 5.02% compared to 5.10% for the nine months ended September 30, 2007. Net interest income for the nine months ended September 30, 2008 decreased $357,000 (1.8%) to $19,479,000 from $19,836,000 for the nine months ended September 30, 2007 and interest income decreased $2,982,000 (10.5%) to $25,434,000 from $28,416,000 for the nine months ended September 30, 2007.

The average yield on earning assets declined from 7.29% in the third quarter of 2007 to 6.54% for the third quarter of 2008. Much of the decline in yields can be attributed to the overall lower interest rate environment in response to the Federal Open Market Committee's (the "FOMC") 325 basis point decrease in the Federal funds since September of 2007. Furthermore, these decreases by the FOMC have resulted in a steady decline in short-term interest rates. The average balance of earning assets increased by 1.8% from $519,448,000 in the third quarter of 2007 to $528,981,000 in the third quarter of 2008. Interest payments collected on non-performing loans and loans returned to accrual status more than offset the negative effect of new loans added to non-performing and the opportunity cost of carrying those loans on non-performing status during the quarter. The positive effect to interest income on loans was approximately $84,000 during the third quarter of 2008 or 8 basis points. Overall, the yield on loans during the third quarter of 2008 was 6.99% as compared to 8.13% for the third quarter of 2007.

Interest expense for the third quarter of 2008 increased slightly by $5,000 (0.3%) to $1,862,000 from $1,857,000 for the second quarter of 2008 and decreased $912,000 (32.9%) from $2,774,000 for the third quarter of 2007. For the nine months ended September 30, 2008, interest expense decreased $2,625,000 (30.6%) to $5,955,000 from $8,580,000 for the nine months ended September 30, 2007. The average cost of funds decreased from 3.06% in the third quarter of 2007 to 1.91% for the third quarter of 2008. The average balance of interest bearing liabilities increased 7.9% from $360,139,000 in the third quarter of 2007 to $388,760,000 in the third quarter of 2008. This increase resulted primarily from an increase in average other borrowings of $42,155,000 from the third quarter of 2007 to the third quarter of 2008. The increased borrowings were used to fund the increase in loans and offset the decrease in deposits; primarily in noninterest demand, interest checking and money market accounts. The Company has also taken advantage of the lower borrowing rates available by locking in one to two year funding from its financial partners and allowing maturing time deposits, that were seeking above market rates, to run off.

Page 4 of Page 12

Loan Growth and Asset Quality
Net loans as of September 30, 2008 increased $18,480,000 (4.6%) to $420,911,000 from $402,431,000 as of June 30, 2008 and increased $35,735,000 (9.3%) from
$385,176,000 as of September 30, 2007. Real estate loans increased $13,293,000 (4.9%) to $286,908,000 as of September 30, 2008 from $273,615,000 as of June 30,
2008 and increased $19,604,000 (7.3%) from $267,304,000 as of September 30,
2007. Commercial loans increased $3,761,000 (3.4%) to $115,706,000 as of
September 30, 2008 from $111,945,000 as of June 30, 2008 and increased $15,747,000 (15.8%) from $99,959,000 as of September 30, 2007.

The loan portfolio at September 30, 2008 included: real estate loans of $286,908,000 (67.1% of the portfolio), commercial loans of $115,706,000 (27.1%
of the portfolio) and other, which consists mainly of leases and consumer loans of $25,020,000 (5.8% of the portfolio). The real estate loan portfolio at September 30, 2008 further broken down includes: business property loans of $113,964,000 (39.7% of the real estate portfolio), investor commercial real estate of $95,190,000 (33.2% of the real estate portfolio), construction and land development of $57,456,000 (20.0% of the real estate portfolio) and other, which consists of residential and multi-family real estate of $20,298,000 (7.1% of the real estate portfolio).

"The challenges in the marketplace are bringing opportunities for growth at American River Bankshares," said Taber. "Our team is being proactive with prospecting efforts and we're going out with the message that we have money to lend and we can provide a full suite of products and services for a new client."

At September 30, 2008, the allowance for loan and lease losses was $6,183,000 compared with $6,111,000 at June 30, 2008 and $5,889,000 at September 30, 2007.
The provision for loan and lease losses was $381,000 for the third quarter of 2008, compared to $190,000 for the second quarter of 2008 and $50,000 for the third quarter of 2007. The allowance as a percentage of loans and leases was 1.45% at September 30, 2008, compared to 1.50% at June 30, 2008 and 1.51% at September 30, 2007. Net chargeoffs for the third quarter of 2008 were $309,000 compared to $96,000 for the second quarter of 2008 and $133,000 for the third quarter of 2007. Non-performing loans and leases as of September 30, 2008 were 1.97% of total loans and leases compared to 3.49% at June 30, 2008 and 0.79% one year ago.

Non-performing assets were $9,118,000 at September 30, 2008 compared to $14,236,000 at June 30, 2008 and $3,100,000 at September 30, 2007.
Non-performing assets to total assets as of September 30, 2008 were 1.58% compared to 2.46% at June 30, 2008 and 0.55% one year ago. Loans past due over 30 days also improved, declining to $3,694,000 on September 30, 2008, from $10,758,000 on June 30, 2008 and $8,211,000 at September 30, 2007. Of the
$14,236,000 in non-performing assets as of June 30, 2008, during the third quarter: three loans have paid off in full totaling $1,125,000; three loans totaling $8,363,000 are now considered performing and have been returned to accrual status; and two loans with balances of $791,000 were foreclosed upon and are now carried as "other real estate owned (OREO)". The two foreclosed loans were written down to their fair value and are included in OREO at $716,000. In addition, one loan that was non-performing at June 30, 2008 and September 30, 2008 in the amount of $462,000, paid off in full in early October 2008. Two of the relationships that remain on non-performing status from June 30, 2008 include the $1,352,000 development loan for residential lots and the multiple loans to a developer in the amount of $1,804,000. On the development loan, the Company continues to have discussions with the borrower and other involved parties. On the individual loans to the developer, three of the eight loans have paid off with full principal recoveries and of the five remaining loans totaling $1,804,000, an amount of $805,000 represents one finished home and $999,000 represents four finished lots.

During the third quarter of 2008, eight additional loans were placed on the non-performing list. Of these eight loans, six loans totaling $4,003,000 are real estate secured and two loans totaling $205,000 are unsecured. The six real estate loans represent four finished homes totaling $2,152,000 and two land loans totaling $1,841,000. In addition, the Company has two loans that are over 90 days past due and still accruing interest--one car loan for $1,000 and one single family home loan in the amount of $246,000 that is in the process of being renewed.

The Company evaluates non-performing loans for impairment and assigns specific reserves when necessary. At September 30, 2008, specific reserves in the amount of $873,000 were held on the non-performing loans considered to be impaired.

Page 5 of Page 12

Deposits and Borrowed Funds
Total deposits as of September 30, 2008 decreased $23,295,000 (5.1%) to $435,905,000 from $459,200,000 as of June 30, 2008 and decreased $36,169,000
(7.7%) from $472,074,000 as of September 30, 2007.

Other borrowings, which includes short- and long-term, increased $19,570,000 (36.4%) from $53,803,000 at June 30, 2008 to $73,373,000 at September 30, 2008
and increased $45,452,000 (162.8%) from September 30, 2007. The average rates paid on other borrowings decreased 0.20% from 2.96% during the second quarter of 2008 to 2.76% during the third quarter of 2008.

Noninterest Income and Expense
Noninterest income for the third quarter of 2008 decreased $193,000 (30.2%) to $446,000 from $639,000 for the second quarter of 2008 and decreased $223,000 (33.3%) from $669,000 for the third quarter of 2007. Much of this decrease resulted from the impairment loss recognized on the FNMA preferred stock held in the investment portfolio. The FNMA preferred stock balance was written down $232,500 in the third quarter of 2008 from $250,000 to $17,500. Noninterest income for the nine months ended September 30, 2008 decreased $364,000 (17.9%) to $1,670,000 from $2,034,000 for the same period in 2007. Noninterest expense for the third quarter of 2008 increased $52,000 (1.4%) to $3,694,000 from $3,642,000 for the second quarter of 2008 but decreased $102,000 (2.7%) from $3,796,000 for the third quarter of 2007. Noninterest expense for the nine months ended September 30, 2008 decreased $302,000 (2.7%) from $11,267,000 to $10,965,000. The fully taxable equivalent efficiency ratio for the third quarter of 2008 improved, decreasing to 49.76% from 50.13% for the second quarter of 2008 and from 50.02% for the third quarter of 2008. For the nine months ended September 30, 2008, the fully taxable equivalent efficiency ratio was 50.20%, a slight increase from 49.86% at September 30, 2007.

Income Taxes
Income taxes for the third quarter of 2008 decreased $39,000 (3.2%) to $1,182,000 from $1,221,000 for the second quarter of 2008 and decreased $169,000 (12.5%) from $1,351,000 for the third quarter of 2007. For the nine months ended September 30, 2008, income taxes decreased $421,000 (10.7%) from $3,952,000 to $3,531,000. The effective tax rate for the quarter ended September 30, 2008 was 38.0%, a slight decrease from 38.1% during the second quarter of 2008 and from the 38.6% during the third quarter of 2007. The effective tax rate for the nine months ended September 30, 2008 was 38.1%, down slightly from the 38.4% during the first nine months of 2007.

Capital
Total shareholders' equity at September 30, 2008 was $61,594,000, up $527,000 (0.9%) from June 30, 2008 and up $110,000 (0.2%) from September 30, 2007. During the third quarter of 2008, the Company repurchased an additional 25,000 shares of its common stock for a total of 105,500 shares repurchased in the first nine months of 2008. The Company also declared a quarterly cash dividend of $0.15 per share, which will be paid on October 17, 2008.

American River Bank remains above the well-capitalized regulatory guidelines. At September 30, 2008, American River Bank's leverage ratio was 7.8%, the Tier 1 risk based ratio was 9.8% and the Total Risk Based Capital ratio was 11.1%. At September 30, 2008, the Company's leverage ratio was 7.8%, the Tier 1 risk based ratio was 9.7% and the Total Risk Based Capital ratio was 11.0%.

Performance Metrics
American River Bankshares continues a long history of enhancing shareholder value with its 99th consecutive profitable quarter. Performance measures for the third quarter of 2008 (annualized): the Return on Average Assets (ROAA) was 1.32%, Return on Average Equity (ROAE) was 12.51% and Return on Average Tangible Equity (ROATE) was 17.43%. For the nine months ended September 30, 2008, the Company had a ROAA of 1.33%, ROAE of 12.63% and ROATE of 17.70%.

Page 6 of Page 12

Earnings Conference Call
The third quarter earnings conference call will be held Thursday, October 16, 2008 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). David T. Taber, President and CEO, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live forty-five minute presentation and answer questions. Shareholders, analysts and other interested parties are invited to join the call by dialing (877) 584-2599 and entering the Conference ID # 67307007. A recording of the call will be available two hours after the call's completion on http://amrb.podbean.com.


About American River Bankshares
American River Bankshares [NASDAQ - GS: AMRB] is the parent company of American River Bank ("ARB"), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call 916-851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statement
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise.

Page 7 of Page 12

American River Bankshares
Condensed Consolidated Balance Sheet (Unaudited)

                                                               September 30      December 31       September 30
                                                                   2008              2007              2007
                                                              -------------     -------------     -------------
                                     ASSETS
Cash and due from banks                                       $  17,258,000     $  16,245,000     $  18,605,000
Federal funds sold                                                       --         1,700,000                --
Interest-bearing deposits in banks                                4,941,000         4,951,000         4,851,000
Investment securities                                            94,499,000       116,524,000       120,135,000
Loans and leases:
     Real estate                                                286,908,000       272,911,000       267,304,000
     Commercial                                                 115,706,000       105,467,000        99,959,000
     Lease financing                                              3,775,000         4,070,000         4,950,000
     Other                                                       21,245,000        18,927,000        19,436,000
     Deferred loan and lease originations fees, net                (540,000)         (517,000)         (584,000)
     Allowance for loan and lease losses                         (6,183,000)       (5,883,000)       (5,889,000)
                                                              -------------------------------------------------
     Total loans and leases, net                                420,911,000       394,975,000       385,176,000
                                                              -------------------------------------------------
Bank premises and equipment                                       2,028,000         1,983,000         1,871,000
Accounts receivable servicing receivable, net                     1,310,000         1,666,000         1,876,000
Goodwill and intangible assets                                   17,299,000        17,514,000        17,590,000
Accrued interest and other assets                                18,422,000        18,127,000        17,131,000
                                                              -------------------------------------------------
                                                              $ 576,668,000     $ 573,685,000     $ 567,235,000
                                                              =================================================

                       LIABILITIES & SHAREHOLDERS' EQUITY
Noninterest-bearing deposits                                  $ 120,231,000     $ 132,666,000     $ 138,966,000
Interest checking                                                46,460,000        43,577,000        45,015,000
Money market                                                    112,080,000       127,397,000       133,237,000
Savings                                                          36,519,000        35,639,000        36,385,000
Time deposits                                                   120,615,000       116,366,000       118,471,000
                                                              -------------------------------------------------
     Total deposits                                             435,905,000       455,645,000       472,074,000
                                                              -------------------------------------------------
Short-term borrowings                                            56,873,000        51,603,000        27,921,000
Long-term borrowings                                             16,500,000                --                --
Accrued interest and other liabilities                            5,796,000         6,464,000         5,756,000
                                                              -------------------------------------------------
     Total liabilities                                          515,074,000       513,712,000       505,751,000
     Total shareholders' equity                                  61,594,000        59,973,000        61,484,000
                                                              -------------------------------------------------
                                                              $ 576,668,000     $ 573,685,000     $ 567,235,000
                                                              =================================================

Ratios:
Non-performing loans and leases to total loans and leases              1.97%             1.86%             0.79%
Net chargeoffs to average loans and leases (annualized)                0.20%             0.11%             0.10%
Allowance for loan and lease loss to total loans and leases            1.45%             1.47%             1.51%

Leverage Ratio                                                         7.91%             7.72%             7.99%
Tier 1 Risk-Based Capital Ratio                                        9.75%             9.45%            10.13%
Total Risk-Based Capital Ratio                                        11.00%            10.70%            11.38%

Page 8 of Page 12

American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)

                                                Third            Third                     For the Nine Months
                                               Quarter          Quarter        %           Ended September 30           %
                                                 2008             2007      Change         2008           2007       Change
                                              -----------------------------------------------------------------------------
Interest income                               $ 8,604,000    $ 9,454,000      (9.0%)   $25,434,000    $28,416,000     (10.5%)
Interest expense                                1,862,000      2,774,000     (32.9%)     5,955,000      8,580,000     (30.6%)
                                              -----------------------------------------------------------------------------

Net interest income                             6,742,000      6,680,000       0.9%     19,479,000     19,836,000      (1.8%)
Provision for loan and lease losses               381,000         50,000     662.0%        908,000        315,000     188.3%
Total noninterest income                          446,000        669,000     (33.3%)     1,670,000      2,034,000     (17.9%)
Total noninterest expense                       3,694,000      3,796,000      (2.7%)    10,965,000     11,267,000      (2.7%)
                                              -----------------------------------------------------------------------------

Income before income taxes                      3,113,000      3,503,000     (11.1%)     9,276,000     10,288,000      (9.8%)
Provision for income taxes                      1,182,000      1,351,000     (12.5%)     3,531,000      3,952,000     (10.7%)
                                              -----------------------------------------------------------------------------

Net income                                    $ 1,931,000    $ 2,152,000     (10.3%)   $ 5,745,000    $ 6,336,000      (9.3%)
                                              -----------------------------------------------------------------------------

Basic earnings per share                      $      0.35    $      0.37      (5.4%)   $      1.04    $      1.09      (4.6%)
Diluted earnings per share                    $      0.35    $      0.37      (5.4%)   $      1.03    $      1.08      (4.6%)

Average diluted shares outstanding              5,531,918      5,823,481                 5,557,552      5,872,111

Net interest margin as a percentage                  5.14%          5.17%                     5.02%          5.10%

Operating Ratios:
Return on average assets                             1.32%          1.50%                     1.33%          1.47%
Return on average equity                            12.51%         13.99%                    12.63%         13.97%
Return on average tangible equity                   17.43%         19.68%                    17.70%         19.75%
Efficiency ratio (fully taxable equivalent)         49.76%         50.02%                    50.20%         49.86%

Earnings per share have been adjusted for a 5% stock dividend declared in 2007.

Page 9 of Page 12

American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)
Trailing Four Quarters

                                                Third           Second            First           Fourth
                                               Quarter          Quarter          Quarter          Quarter
                                                2008             2008             2008             2007
                                            ----------------------------------------------------------------
Interest income                             $   8,604,000    $   8,252,000    $   8,578,000    $   9,062,000
Interest expense                                1,862,000        1,857,000        2,236,000        2,496,000
                                            ----------------------------------------------------------------

Net interest income                             6,742,000        6,395,000        6,342,000        6,566,000
Provision for loan and lease losses               381,000          190,000          337,000          135,000
Total noninterest income                          446,000          639,000          585,000          565,000
Total noninterest expense                       3,694,000        3,642,000        3,629,000        3,566,000
                                            ----------------------------------------------------------------

Income before income taxes                      3,113,000        3,202,000        2,961,000        3,430,000
Provision for income taxes                      1,182,000        1,221,000        1,128,000        1,288,000
                                            ----------------------------------------------------------------

Net income                                  $   1,931,000    $   1,981,000    $   1,833,000    $   2,142,000
                                            ----------------------------------------------------------------

Basic earnings per share                    $        0.35    $        0.36    $        0.33    $        0.38
Diluted earnings per share                  $        0.35    $        0.36    $        0.33    $        0.38

Average diluted shares for the period           5,531,918        5,548,861        5,592,158        5,685,788
Shares outstanding-end of period                5,517,415        5,542,415        5,531,528        5,590,277

Net interest margin as a percentage                  5.14%            4.99%            4.94%            5.10%

Quarterly Operating Ratios:
Return on average assets                             1.32%            1.38%            1.28%            1.50%
Return on average equity                            12.51%           13.11%           12.26%           14.10%
Return on average tangible equity                   17.43%           18.38%           17.29%           19.89%
Efficiency ratio (fully tax equivalent)             49.76%           50.13%           50.73%           48.37%

Earnings per share have been adjusted for a 5% stock dividend declared in 2007.

Page 10 of Page 12

American River Bankshares
Analysis of Net Interest Margin on Earning Assets
(Taxable Equivalent Basis)

Three months ended September 30,                              2008                                      2007
                                             Avg                          Avg           Avg                          Avg
                                           Balance          Interest     Yield        Balance         Interest      Yield
                                        ----------------------------------------------------------------------------------
              ASSETS
Loans and leases                        $ 414,492,000    $   7,283,000     6.99%   $ 390,694,000    $   8,010,000     8.13%
Taxable investment securities              81,101,000          984,000     4.83%      95,454,000        1,089,000     4.53%
Tax-exempt investment securities           28,101,000          371,000     5.25%      26,881,000          351,000     5.18%
Corporate stock                               169,000            5,000    11.77%         282,000            6,000     8.44%
Federal funds sold                            177,000            1,000     2.25%       1,203,000           15,000     4.95%
Interest-bearing deposits in banks          4,941,000           52,000     4.19%       4,934,000           68,000     5.47%
                                        ------------------------------             ------------------------------
   Total earning assets                 $ 528,981,000    $   8,696,000     6.54%   $ 519,448,000    $   9,539,000     7.29%
                                        ------------------------------             ------------------------------
Cash & due from banks                      19,224,000                                 16,094,000
Other assets                               39,822,000                                 39,489,000
Allowance for loan & lease losses          (6,176,000)                                (5,932,000)
                                        -------------                              -------------
                                        $ 581,851,000                              $ 569,099,000
                                        -------------                              -------------

  LIABILITIES & SHAREHOLDERS' EQUITY
Interest checking and money market      $ 162,985,000    $     454,000     1.11%   $ 178,616,000    $   1,031,000     2.29%
Savings                                    37,798,000           95,000     1.00%      37,062,000          136,000     1.46%
Time deposits                             123,554,000          866,000     2.79%     122,193,000        1,314,000     4.27%
Other borrowings                           64,423,000          447,000     2.76%      22,268,000          293,000     5.22%
                                        ------------------------------             ------------------------------
   Total interest bearing liabilities   $ 388,760,000    $   1,862,000     1.91%   $ 360,139,000    $   2,774,000     3.06%
                                        ------------------------------             ------------------------------
Noninterest bearing demand deposits       125,905,000                                142,226,000
Other liabilities                           5,770,000                                  5,719,000
                                        -------------                              -------------
   Total liabilities                      520,435,000                                508,084,000
   Shareholders' equity                    61,416,000                                 61,015,000
                                        -------------                              -------------
                                        $ 581,851,000                              $ 569,099,000
                                        ==================================================================================
Net interest income & margin                             $   6,834,000     5.14%                    $   6,765,000     5.17%
                                                         =================================================================

Page 11 of Page 12

American River Bankshares
Analysis of Net Interest Margin on Earning Assets
(Taxable Equivalent Basis)
                                                             2008                                       2007
Nine months ended September 30,
                                             Avg                          Avg           Avg                          Avg
                                           Balance         Interest      Yield        Balance         Interest      Yield
                                        ----------------------------------------------------------------------------------
             ASSETS
Loans and leases                        $ 407,723,000    $  21,472,000     7.03%   $ 389,479,000    $  23,840,000     8.18%
Taxable investment securities              84,148,000        2,946,000     4.68%     102,957,000        3,500,000     4.55%
Tax-exempt investment securities           27,463,000        1,074,000     5.22%      28,111,000        1,085,000     5.16%
Corporate stock                               216,000           22,000    13.61%         515,000           29,000     7.53%
Federal funds sold                            541,000            9,000     2.22%         561,000           21,000     5.00%
Interest-bearing deposits in banks          4,942,000          176,000     4.76%       4,949,000          204,000     5.51%
                                        ------------------------------             ------------------------------
   Total earning assets                 $ 525,033,000    $  25,699,000     6.54%   $ 526,572,000    $  28,679,000     7.28%
                                        ------------------------------             ------------------------------
Cash & due from banks                      19,106,000                                 17,752,000
Other assets                               39,136,000                                 39,782,000
Allowance for loan & lease losses          (6,055,000)                                (5,949,000)
                                        -------------                              -------------
                                        $ 577,220,000                              $ 578,157,000
                                        -------------                              -------------

LIABILITIES & SHAREHOLDERS' EQUITY
Interest checking and money market      $ 166,744,000    $   1,522,000     1.22%   $ 170,769,000    $   2,908,000     2.28%
Savings                                    36,671,000          245,000     0.89%      38,128,000          434,000     1.52%
Time deposits                             121.475,000        2,855,000     3.14%     125,860,000        4,056,000     4.31%
Other borrowings                           57,747,000        1,333,000     3.09%      30,474,000        1,182,000     5.19%
                                        ------------------------------             ------------------------------
   Total interest bearing liabilities   $ 382,637,000    $   5,955,000     2.08%   $ 365,231,000    $   8,580,000     3.14%
                                        ------------------------------             ------------------------------
Noninterest bearing demand deposits       127,601,000                                146,632,000
Other liabilities                           6,211,000                                  5,677,000
                                        -------------                              -------------
   Total liabilities                      516,449,000                                517,540,000
   Shareholders' equity                    60,771,000                                 60,617,000
                                        -------------                              -------------
                                        $ 577,220,000                              $ 578,157,000
                                        ==================================================================================
Net interest income & margin                             $  19,744,000     5.02%                    $  20,099,000     5.10%
                                                         =================================================================

Page 12 of Page 12